Exhibit 99.1

Zymeworks to Present at Ladenburg Thalmann 2018 Healthcare Conference

Vancouver, Canada (September 25, 2018) – Zymeworks Inc. (NYSE/TSX: ZYME), a clinical-stage biopharmaceutical company developing multifunctional biotherapeutics, today announced that management will present at the upcoming Ladenburg Thalmann 2018 Healthcare Conference taking place October 1-2, 2018 in New York, NY.

The Company will provide a corporate update on Tuesday, October 2, 2018 at 10:00 a.m. ET. Interested parties can access a live webcast of the presentation via a link from Zymeworks’ website at http://ir.zymeworks.com/events-and-presentations, which will also host a recorded replay available afterwards.

About Zymeworks Inc.

Zymeworks is a clinical-stage biopharmaceutical company dedicated to the discovery, development, and commercialization of next-generation multifunctional biotherapeutics. Zymeworks’ suite of complementary therapeutic platforms and its fully-integrated drug development engine provide the flexibility and compatibility to precisely engineer and develop highly-differentiated product candidates. Zymeworks’ lead product candidate, ZW25, is a novel bispecific antibody currently being evaluated in an adaptive Phase 1 clinical trial. Zymeworks is also advancing a deep pipeline of preclinical product candidates and discovery-stage programs in immuno-oncology and other therapeutic areas. In addition to Zymeworks’ wholly-owned pipeline, its therapeutic platforms have been further leveraged through multiple strategic partnerships with global biopharmaceutical companies.

Contacts:

Zymeworks Inc.
Investor Inquiries:
Ryan Dercho, Ph.D.
(604) 678-1388
ir@zymeworks.com

Media Inquiries:
Angela Bitting
(925) 202-6211
a.bitting@comcast.net